Exhibit 4.2

Certificate No. [__]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

WARRANT TO PURCHASE
COMMON STOCK OF

ALL WEST BANCORP

Issuance Date: March __, 2020
Initial Warrant Shares: ______

(Void after 5:00 p.m., Mountain Time
on March 31, 2028, or earlier as provided below)

This certifies that, for value received, [________________________________] or assigns (collectively, the “Holder”), is entitled to purchase from All West Bancorp, a Utah corporation (the “Company”), on the terms and subject to the conditions set forth herein, [______________________________________ (______________)] shares (the “Shares”) of the common stock of the Company (the “Common Stock”) at a price equal to the greater of $40.00 per share (such price, as adjusted from time to time pursuant to Section 6) or the per share valuation of the Bancorp’s stock as of the date hereof as determined by Bay Valuation Advisors, LLC) is hereafter referred to as the “Exercise Price”). The number of Shares to be received upon the exercise of this Warrant and payment of the Exercise Price is subject to adjustment from time-to-time as hereinafter set forth.

1.           Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time and from time to time from and after its issuance date, but prior to 5:00 p.m., Mountain Time, on March 31, 2028 (the “Expiration Date”), by presentation and surrender of this Warrant certificate (the “Warrant Certificate”) to the Company at its principal office (or at the office of its stock transfer agent, if any), with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in (i) cash, (ii) by cashier’s check, payable to the order of the Company, or (iii) by a written request to the Company that the number of Shares otherwise deliverable to Holder upon exercise of this Warrant, in whole or in part, having a Fair Market Value (as defined below), in the aggregate equal to the Exercise Price, be accepted in payment of the Exercise Price. Upon receipt by the Company of this Warrant Certificate at its office (or at the office of its stock transfer agent, if any) in proper form for exercise and accompanied by payment as herein provided, the Company shall promptly issue and cause to be delivered to the Holder a certificate, issued in the name of the Holder, for the full number of Shares so purchased, together with cash in respect of any fractional shares, calculated as provided in Section 3 below. Upon proper exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, whether or not the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not have been delivered to the Holder. All taxes, if any, applicable to such issuance shall be paid by the Holder upon exercise.

The Fair Market Value of the Shares on the date of exercise of this Warrant shall, assuming that the Common Stock is then registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be deemed to be the closing sales price per share of the Company’s common stock (the “Common Stock”) on the primary exchange or electronic trading system on which shares of the Common Stock are listed or quoted on the date of such exercise or, if the Common Stock is not then registered under the Exchange Act, the book value of the shares of Common Stock as determined in good faith by a valuation expert engaged by the Board of Directors of the Company. In determining book value, the certified public accountant shall apply generally accepted accounting principles, practices and procedures consistently applied with prior periods in the preparation of the Company’s year-end statements of operations, after (a) eliminating goodwill and other items not in dispute,(b) creating a reserve for bad debts or increasing the existing reserve so as to equal the amount customarily set up in the past, and (c) adjusting the value of inventories shown on the last yearly audit report of the Company by the increase or decrease reflected in the books of the Company as of the date on which book value is determined. Whenever a payment of the Exercise Price requires delivery of a fractional share, the Holder shall accept the next lower whole number of Shares and a cash payment shall be made by the Company for any fractional share as provided for in Section 3 below.

2.          Reservation of Shares. The Company hereby covenants and agrees that, at all times during the period this Warrant is outstanding, it will reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock (or other securities into which the Shares may be convertible) as shall be required for issuance and delivery upon exercise of this Warrant. The number of shares of Common Stock that the Company shall initially reserve for issuance hereunder shall be the number of shares set forth above in the introductory paragraph. If it becomes necessary at any time to increase the number of reserved shares for issuance hereunder, the Board of Directors of the Company shall promptly increase the number of authorized and/or reserved shares to a number sufficient to provide for the number of shares that may be at that time issuable to the Holder as described above.

3.            Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay to the Holder cash equal to the product of such fraction multiplied by the then current Fair Market Value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be as determined in good faith by the Board of Directors of the Company.

4.           Transfer, Exchange, Assignment, or Loss of Warrant.

 (a)      This Warrant and the Shares may be assigned or transferred provided that such assignment or transfer is conducted in compliance with the Securities Act of 1933, as amended. Any purported transfer or assignment made other than in accordance with this paragraph 4(a) shall be null and void and of no force and effect.

 (b)        Any assignment permitted hereunder may be in whole or in part and shall be made by surrender of this Warrant Certificate to the Company at its principal office with the Assignment Form annexed hereto duly executed. In such event the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form and this Warrant Certificate shall promptly be cancelled (and a new Warrant Certificate issued to the Holder if the assignment is in part).

 (c)       Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and, in the case of loss, theft, or destruction, upon reasonably satisfactory indemnification, and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor and date, and any such lost, stolen, destroyed, or mutilated Warrant Certificate shall thereupon become void.

5.           Rights of the Holder. The Holder shall not, by virtue of ownership of this Warrant, be entitled to any rights as a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.            Adjustments. The Exercise Price and the number of Shares issuable upon the exercise of the Warrant shall be subject to adjustment from time-to-time as follows:

 (a)         Recapitalization. In the event the Company should at any time or from time to time while this Warrant remains in force, effect a recapitalization of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of such shares, then thereafter, the number of Shares which the Holder of this Warrant shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock, by reason of such recapitalization, and the Exercise Price hereunder, per share, shall in the case of an increase in the number of shares be proportionally reduced, and in the case of a decrease in the number of shares, be proportionally increased.

 (b)       Merger, Consolidation, Etc. In case of (1) any consolidation or merger of the Company with or into a company, where the Company is not the surviving entity, or (2) the conveyance of all or substantially all of the assets of the Company to another company, this Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Stock of the Company issuable upon exercise of the Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of the Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

7.          No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder of the Warrant against impairment.

8.          Notices Generally. Notices and other communications to be given to the Holder of the Warrant evidenced by this Warrant Certificate shall be delivered by hand or mailed, postage prepaid, to the registered Holder hereof, at the address set forth on the records of the Company, or such other address as the Holder shall have designated by written notice to the Company as provided herein. Notices or other communications to the Company shall be delivered by hand or mailed, postage prepaid, to the Company at 756 Winchester, 1st Floor, Murray, UT 84107, Attention: Javvis Jacobson, or such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

9.          Restrictive Legend. Unless and until otherwise permitted by this Section 9, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Shares issued upon exercise of any Warrant and each certificate for any Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, SUPPORTED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND THAT SUCH EXEMPTION IS APPLICABLE.”

10.          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within such State.

11.        Amendments; Waivers; Termination; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

IN WITNESS WHEREOF, the Company has executed this Warrant Certificate to be effective as of the 31st day of March, 2020.

All West Bancorp

By:
Kent Landvatter, President

Exhibit A

WARRANT CERTIFICATE
PURCHASE FORM

(to be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock (the “Common Stock”). The undersigned further herewith tenders payment for such Common Stock in the amount of $___________________ to “All West Bancorp”. The undersigned requests that a certificate for such Common Stock be registered in the name of __________________________, whose address is _____________________ ___________________________________. If such number of Common Stock is less than all of the Common Stock purchasable pursuant to the Warrant, the undersigned requests that a new Warrant representing the remaining percentage of the Common Stock be registered in the name of ______________________________, and that such new Warrant be delivered to ________________________________, whose address is_______________________________ ________________________________________.

Dated:__________________________

Signature:__________________________________
(signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

Exhibit B

WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to _________________ shares of Common Stock, unto:

Name of Assignee	Address	No. of Common Shares

The undersigned does also hereby irrevocably constitute and appoint ____________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED this ______ day of __________________________, 2020.

By: